UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2025

BT BRANDS, INC.
(Exact name of registrant as specified in its charter)

Wyoming	000-56113	91-1495764
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10501 Wayzata Blvd South, Suite 102, Minnetonka, MN	55305
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (307) 274-3055

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BTBD	Nasdaq Capital Market
Warrants	BTBDW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 2, 2025 (the “Execution Date”), BT Brands, Inc. (“Parent”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) among Parent, Aero Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”), and Aero Velocity Inc., a Delaware corporation (the “Company”). Parent, Merger Sub and the Company are sometimes referred to in this Current Report on Form 8-K individually as a “Party” and collectively as the “Parties.” Capitalized terms used but not otherwise defined in this Current Report on Form 8-K shall have the meanings ascribed to such terms in the Merger Agreement.

Pursuant to the terms of the Merger Agreement, upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (the “Effective Time”), Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a direct, wholly owned subsidiary of Parent (the “Surviving Corporation”) in accordance with the Delaware General Corporation Law (as amended, the “DGCL”).

Pursuant to the Merger Agreement, at the Effective Time, all of the outstanding shares of the Company’s capital stock (the “Company Stock”) will be converted into the right  to receive an aggregate of 10,110 shares of Parent Series A-1 Convertible Preferred Stock (the “Parent Series A-1 Preferred Stock”) and Parent Series A-2 Convertible Preferred Stock (the “Series A-2 Preferred Stock”), the terms of which are generally described below (the “Merger Consideration”).

The Merger Agreement contemplates that the Company’s existing shareholders or their designees will invest a minimum of $3 million and up to a maximum of $5 million in Parent Series B Convertible Preferred Stock (the “Parent Series B Preferred Stock”), the terms of which are generally described below, in connection with the Merger (the “Concurrent Financing”).

Upon consummation of the Merger, the Parent legacy stockholders and option holders will own approximately 11% of Parent and the legacy holders of Company Stock will own approximately 89% of Parent, each on a fully diluted economic basis (excluding BT Brands’ public warrants and the equity investment by Aero Velocity shareholders).  The foregoing percentages are subject to adjustment based on BT Brands’ net cash at the closing, among other adjustments, in each case as described in the Merger Agreement.

About Aero Velocity

The Company utilizes drone technology and data science techniques for advanced aerial mapping, data collection, and UAV-based commercial services. It offers its services through a Drones-as-a-Service (DaaS) model where the company specializes in the deployment of multiple sensor solutions to identify bespoke, precise, and actionable solutions for clients. The Company also provides UAV-powered industrial inspections and infrastructure cleaning services.

The Company’s expertise extends across multiple sectors, supporting government, corporate, and educational organizations in a broad range of applications such as precision agriculture, environmental monitoring and forestry management, defense and security, and rapid emergency response. The Company is also developing a contract drone manufacturing business as the Company continues to expand its comprehensive portfolio of drone technologies and services.

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Parent Restructuring and Spin-off of Parent Restaurant Business and Operations

 The Merger Agreement contemplates that prior to closing of the transactions contemplated thereby (the “Transactions”), Parent shall complete a restructuring pursuant to which Parent will form a wholly-owned Wyoming subsidiary (“BT Group”), to which it will transfer all of its assets and liabilities (the “Restructuring”). It is then contemplated that Parent will distribute BT Group to the holders of the Parent Common Stock (“Parent Common Stock” and the distribution of the shares of BT Group, the “Spin-off”), or to the holders of the Parent Common Stock and the holders of the warrants issued in Parent’s initial public offering, at such future date as determined by the board of directors of the Parent (the “Parent Board”). No holder of preferred stock of Parent will be entitled to receive any shares of BT Group common stock in the Spin-Off. In connection with the Spin-off, Parent and BT Group shall enter into agreements for the separation of their respective business on reasonable and customary terms, including customary indemnification obligations of the parties. Subject to applicable fiduciary obligations, from the Effective Time until the consummation of the Spin-off, Parent shall seek to cause the operations of BT Group to continue to be operated consistent with past practice; provided that Parent shall be free to conduct its business and the business of the Surviving Company in the manner it determines to be reasonably prudent and in its best interest and the best interest of the Surviving Corporation.

Summary of Terms of Parent Series A-1 Preferred Stock and Parent Series A-2 Preferred Stock Issuable as Merger Consideration and the Parent Series B Preferred Stock Issuable in the Concurrent Financing

The following is a general summary of the expected terms of the shares of Parent Series A-1 Preferred Stock and Parent Series A-2 Preferred Stock to be issued as Merger Consideration and the Parent Series B Preferred Stock to be issued in the Concurrent Financing:

The holders of shares of Parent Series A-1 Preferred Stock and Parent Series A-2 Preferred Stock will be entitled to receive dividends when, as and if declared by the Parent Board with the holders of shares of Parent Common Stock on an as-converted basis. The holders of shares of Parent Series A-1 Preferred Stock and Parent Series A-2 Preferred Stock will vote together with the Parent Common Stock on an as-converted basis, and not as a separate class, except as may be provided for in the respective certificates of designations for such preferred stock. Each share of Parent Series A-1 Preferred Stock will entitle the holder to 50 votes per share of Parent Common Stock issuable upon conversion thereof and each share of Parent Series A-2 Preferred Stock will entitle the holder to one vote per share of Parent Common Stock issuable upon conversion thereof, subject to the beneficial ownership limitation described below. As a result, the holder of the Parent Series A-1 Preferred Stock is expected to control a majority of the voting power of the combined company. The holders of the Parent Series B Preferred Stock generally will not have any voting rights, except for customary consent rights.

Each share of Parent Series A-1 Preferred Stock and Parent Series A-2 Preferred Stock will have a stated value of $10,000 per share and will be convertible into one share of Parent Common Stock at an estimated conversion price of $1.83 per share of Parent Common Stock, subject to customary adjustments in the event of any stock dividend, stock split, combination or other similar recapitalization. Notwithstanding the foregoing, a holder of shares of Parent Series A-2 Preferred Stock may not convert these shares to the extent that after giving effect to such conversion, the holder would beneficially own in excess of 4.99% of the outstanding shares of Parent Common Stock. The shares of Parent Series A-1 Preferred Stock and Parent Series A-2 Preferred Stock will not be subject to redemption.

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Each share of Parent Series B Preferred Stock will have a stated value of $10,000 per share and will be convertible into one share of Parent Common Stock at an estimated conversion price of $1.83 per share of Parent Common Stock, subject to customary adjustments in the event of any stock dividend, stock split, combination or other similar recapitalization, and with a one-time reset on the later of (i) the date the shares of Parent Common Stock issuable upon conversion thereof are freely tradeable and (ii) the removal of the holder’s affiliate status (the “Reset Date”). If the last closing price on the Reset Date is below the initial conversion price, the conversion price will reset to the last closing price on the Reset Date, subject to the lowest available floor price available under the rules of the Securities and Exchange Commission (the “SEC”) and The Nasdaq Stock Market, LLC (“Nasdaq”), or 20% of the Nasdaq “Minimum Price” as of the closing date. Notwithstanding the foregoing, a holder of shares of Parent Series B Preferred Stock may not convert these shares to the extent that after giving effect to such conversion, the holder would beneficially own in excess of 4.99% of the outstanding shares of Parent Common Stock. The shares of Parent Series B Preferred Stock will not be subject to redemption.

The conversion prices of the Parent Series A-1 Preferred Stock, Parent Series A-2 Preferred Stock and Parent Series B Preferred Stock set forth above have been estimated as of the date of this Current Report for illustrative purposes only.  The actual conversion prices will be calculated at the time of the closing, based on the valuations of Parent and the Company as set forth in the Merger Agreement, the amount of net cash or net debt of Parent on the closing date, and the number fully diluted shares of Parent Common Stock outstanding on the closing date, all as described in the Merger Agreement.

The holders of shares of Parent Series A-1 Preferred Stock, Parent Series A-2 Preferred Stock and Parent Series B Preferred Stock will be entitled to customary demand and piggyback registration rights.

Parent Board of Directors Approval of Merger and Recommendations to Parent Stockholders

The Parent Board has unanimously (i) determined that the transactions contemplated by the Merger Agreement, including the Merger (the “Transactions”), are advisable, fair to and in the best interests of the Parent and its stockholders, (ii) approved, adopted and declared advisable the Merger Agreement and the Transactions, (iii) directed that the Merger Agreement be submitted to the stockholders of the Parent (“Parent Stockholders”) for approval and adoption and (iv) recommended that the Parent Stockholders approve and adopt the Merger Agreement.

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Representations and Warranties; Covenants

Pursuant to the Merger Agreement, the Parties made customary representations, warranties and covenants, in each case generally subject to customary materiality qualifiers. Among other things:

●	each Party has agreed, subject to certain exceptions, to conduct its business in the ordinary course, from the date of the Merger Agreement until the earlier of the consummation or the termination of the Merger Agreement, and not to take certain actions prior to the Closing without the prior written consent of the other Party;

●	Parent has agreed to enter into new indemnification agreements with directors elected at the Parent Stockholders Meeting (defined below) after the Effective Time;

●	Parent has agreed to purchase and maintain, for a period of six years after the Effective Time, director and officer insurance covering Parent’s pre-closing and post-closing directors and officers;

●	At or prior to the Effective Time, Parent and the Company stockholders who are affiliates of the Company shall enter into a registration rights agreement relating to the shares of Parent Common Stock into which the such person’s shares of Parent Series A Preferred Stock are convertible;

●	Prior to the Effective Time, the Parent Board shall cause to be adopted a new equity incentive plan (the “Parent Plan”) which shall provide that an aggregate number of shares of Parent Common Stock equal to 10% of the shares of Parent Common Stock outstanding upon the Closing (on a fully-diluted basis) shall be reserved for issuance pursuant to the plan, with customary evergreen provisions, and Parent shall file with the SEC a registration statement on Form S-8 relating to the Parent Common Stock issuable pursuant to the Parent Plan.

●	Concurrently with the Closing, the parties will consummate the Concurrent Financing in the amount of a minimum of $3 million and up to a maximum $5 million.

Governance

Effective as of the Effective Time, the officers and directors of Parent will resign and the officers of the Surviving Company will be, from and after the Effective Time, the officers of Parent until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal. As of the Effective Time, Parent will take all action necessary to (i) cause (A) the number of members of the Board to be fixed at five and (B) cause to be appointed to the Board, as directors, five people chosen by the Company in its sole discretion. As of the Effective Time, the members of the Board shall be Mark Hastings, who also will serve as the President and Chief Executive Officer of Parent, and four other individuals to be designated by the Company.  In addition, as of the Effective Time, Parent shall enter into an employment agreement with Mr. Hastings on terms reasonably acceptable to the Company.

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Registration Statement and Special Meeting

In connection with the Merger, Parent will prepare and file with the SEC (a) a Registration Statement on Form S-4 (the “Registration Statement”) containing a prospectus and proxy statement (the “Proxy Statement/Prospectus”) to be delivered to Parent Stockholders in connection with a special meeting of Parent Stockholders and used for (a) the purpose of soliciting proxies from the Parent Stockholders to vote in favor of (i) the adoption of the Merger Agreement and the approval of the Merger, (ii) the election to the Parent Board, effective as of the Effective Time, of the individuals selected by the Company, (iii) if necessary, the amendment and restatement of Parent’s articles of incorporation and bylaws, effective as of immediately prior to the Effective Time, (iv) the adoption, effective as of the Effective Time, of the Parent Plan, (v) the approval of the adjournment of the Parent Stockholder Meeting (as defined below) to a later date or dates if it is determined by the officer presiding over the Parent Stockholder Meeting that more time is necessary for Parent to consummate the Transactions, and (vi) any other proposals reasonably agreed upon by Parent and the Company (collectively, the “Parent Stockholder Matters”) at a special or annual meeting of Parent Stockholders to be called and held for such purposes (the “Parent Stockholder Meeting”), and (b) the offer and sale of the shares of Parent Series A Preferred Stock to the Company stockholders.

Parent Stockholders Meeting

As promptly as practicable following the date on which the Registration Statement is declared effective by the SEC (the “SEC Approval Date”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), Parent shall (A) distribute the Proxy Statement/Prospectus to the Parent Stockholders, (B) shall establish the record date, and duly call, give notice of, convene and hold the Parent Stockholder Meeting in accordance with the Wyoming Business Corporation Act (“WBCA”), (C) hold the Parent Stockholder Meeting on a day not more than thirty days after the date on which Parent mails the Proxy Statement/Prospectus to the Parent Stockholders and (D) subject to the other provisions of the Merger Agreement, solicit proxies from such holders to vote in favor of the adoption of the Merger Agreement and the other Parent Stockholder Matters. Parent shall, after consultation with the Company, be entitled to postpone or adjourn the Parent Stockholder Meeting (i) to ensure that any supplement or amendment to the Proxy Statement/Prospectus that Parent has determined in good faith is required to comply with the applicable provisions of and rules under the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and all applicable provisions of the WBCA any other applicable law, or (ii) if on a date for which the Parent Stockholder Meeting is scheduled, Parent reasonably determines that the Merger cannot be consummated for any reason; provided, that Parent continues to satisfy its obligations under the Merger Agreement and Parent shall reconvene the Parent Stockholder Meeting as promptly as practicable following such time as the matters described in clauses (i) and (ii) have been resolved.

Closing Conditions

Conditions to Each Party’s Obligations to Consummate the Transactions

The respective obligations of each Party to effect, or cause to be effected, the Transactions, including the Merger, is subject to the satisfaction on or before the Effective Time of each of the following conditions, unless waived in writing by each of Parent and the Company: (a) the Parent Board Matters have been approved by the required Parent Stockholders at the Parent Stockholders Meeting; (b) the Merger Agreement and the Merger shall have been duly adopted by the required Company stockholders; (c) the Registration Statement shall have become effective; (d) the Parties shall have received all approvals with any Governmental Authority (as defined in the Merger Agreement) necessary to consummate the Transactions, including, but not limited to, the expiration or termination of the waiting period under the Hart Scott Rodino Act, if applicable; (e) there shall not have been issued any order by a Governmental Authority that enjoins or otherwise prohibits consummation of the Transactions.

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Conditions to Obligations of Parent

The obligations of Parent to effect the Transactions are subject to the satisfaction on or before the Effective Time of the following conditions, among others, unless waived in writing by Parent (subject to certain qualifications and exceptions as set forth in the Merger Agreement for each): (A) the representations and warranties of the Company shall be true and correct as of the closing as though made on such date, subject to customary bringdown qualifications; (B) each of the covenants and agreements of the Company to be performed as of or prior to the closing shall have materially been performed; (C) there shall not have been a Company Material Adverse Effect (as defined in the Merger Agreement); (D) there shall not be any Action pending which is reasonably likely to (i) prevent consummation of any of the Transactions, (ii) cause any of the Transactions to be rescinded following consummation, or (iii) affect materially and adversely the right of Parent or the Company to own, operate or control any of the intellectual property rights, assets, operations, or business of the Company or its subsidiaries following the Transactions and no order to any such effect shall be in effect; (E) Parent shall have received a certificate of the secretary of the Company, regarding certain matters, as described in the Merger Agreement; (F) Parent shall have received each of the agreements, instruments and other documents to be delivered in connection with the Merger, as set forth in the Merger Agreement; and (G) Parent shall have entered into employment agreements with the persons named by the Company.

Conditions to Obligations of the Company

The obligations of the Company to effect the Transactions are subject to the satisfaction on or before the Effective Time of the following conditions, among others, unless waived in writing by the Company (subject to certain qualifications and exceptions as set forth in the Merger Agreement for each): (A) the representations and warranties of Parent shall be true and correct in all material respects as of the closing as though made on such date, subject to customary bringdown qualifications; (B) each of the covenants and agreements of Parent to be performed as of or prior to the closing, including the Restructuring, shall have materially been performed; (C) there shall not have been a Parent Material Adverse Effect (as defined in the Merger Agreement); (D) the Company shall have received a certificate of the secretary of Parent, regarding certain matters, as described in the Merger Agreement; (E) the listing on Nasdaq of the Parent Common Stock issuable upon conversion of the Parent Series A-1 Preferred Stock and Parent Series A-2 Preferred Stock shall have been approved; (F) effective upon the closing, the members of the board of directors of Parent and the executive officers of Parent shall consist of those individuals designated by the Company in accordance with the Merger Agreement; (G) Parent shall have executed and delivered to the Company all of the other agreements and documents referred to in the Merger Agreement; (H) Parent will not have any liabilities  at Closing other than liabilities of BT Group and its subsidiaries, which will be removed as a result of the Spin-off; and (I) Parent shall have consummated the Concurrent Financing.

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Termination

The Merger Agreement may be terminated and the Transactions abandoned at any time before the Effective Time: (A) by mutual written consent of the Parent and the Company; (B) by either Parent or the Company: (i) if the Closing has not occurred at or before February 28, 2026 (the “Termination Date”), however, the Termination Date automatically will be extended to April 30, 2026 if the Registration Statement has not been declared effective by the SEC as of the original Termination Date and further provided that the right to terminate the Merger Agreement for the reason stated in this clause (i) shall not be available to any Party whose action or failure to act has been a principal cause of or primarily resulted in the failure of the closing and such action or failure to act constitutes a breach of the Merger Agreement, (ii) if a Governmental Authority has issued an order or taken any other action having the effect of permanently restraining, enjoining, or otherwise prohibiting the Merger, (iii) if Parent fails to obtain the vote required to pass the proposals presented at the Parent Stockholders Meeting, (iv) if the Company fails to obtain the vote required to pass the proposals presented at the meeting of the Company stockholders called for such purpose; (C) by the Company, if (i) any of the representations and warranties of Parent contained in the Merger Agreement fail to be true and correct, except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to result in, an a adverse Material Adverse Effect on Parent, (ii) Parent has breached or failed to perform or comply with any of its agreements and covenants under the Merger Agreement; provided, that if any inaccuracy or breach is curable by Parent, then the Company may not terminate the Merger Agreement unless the inaccuracy or breach remains uncured for thirty days after notice from the Company to Parent of such inaccuracy or breach, provided, further, that the right to terminate the Merger Agreement for these reasons will not be available if the Company is in breach in any material respect of its obligations under the Merger Agreement; (D) by Parent, if (i) any of the representations and warranties of the Company contained in the Merger Agreement fail to be true and correct, except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to result in, an a adverse material effect on or (ii) the Company has breached or failed to perform or comply with any of its obligations under the Merger Agreement; provided, that if any inaccuracy or breach is curable by the Company, then Parent may not terminate the Merger Agreement unless the inaccuracy or breach remains uncured for thirty days after notice from Parent to the Company of such inaccuracy or breach, provided, further, that the right to terminate the Merger Agreement for these reasons will not be available if Parent is in breach in any material respect of its obligations the Merger Agreement; or (E) by written notice from one Party to the other if such Party’s Board of Directors shall have determined to enter into a definitive agreement with respect to a Superior Proposal (as defined below).

If the Merger Agreement is terminated by a Party pursuant to subsection (E) above, the terminating Party shall pay to the other Party the sum of $3,500,000.

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Exclusivity

From the Execution Date through the earlier of (a) the closing and (b) the date that the Merger Agreement is terminated in accordance with the terms thereof, neither the Company, Parent nor Merger Sub or their Affiliates, consultants, and representatives, will directly or indirectly, (A) encourage, solicit, initiate, engage, participate, enter into discussions or negotiations with any person concerning (i) any merger or sale of ownership interests in, or material assets of, such person or any of its subsidiaries, or a recapitalization, share exchange, or similar transaction with respect to such person, or (ii) any financing, investment, acquisition, purchase, merger, sale or any other similar transaction that would restrict, prohibit or inhibit the ability of the Parties or any of their respective subsidiaries to consummate the Transactions (the transactions in subsections (i) and (ii), a “Competing Transaction”), (B) provide any information to, or take any other action intended or designed to facilitate the efforts of any person relating to a possible Competing Transaction or (C) approve, recommend or enter into any Competing Transaction or any contract related to any Competing Transaction.  If there is an unsolicited proposal for, or an indication of interest in entering into, a Competing Transaction, communicated in writing to the Company or Parent or any of their respective representatives or agents (each, an “Alternative Proposal”), such Party will advise the other Party of the Alternative Proposal and the material terms and conditions of such Alternative Proposal and the identity of the Person making such Alternative Proposal. Additionally, notwithstanding anything in the Merger Agreement to the contrary, if, at any time prior to the closing, Parent or any of its Affiliates, representatives or agents receives an unsolicited bona fide Alternative Proposal that did not result from a material breach of the Merger Agreement, the Parent Board may take the actions otherwise prohibited by the Merger Agreement with respect to such Alternative Proposal, only if the Parent Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that (A) such Alternative Proposal constitutes, or is reasonably likely to result in, a Superior Proposal (as defined below) and (B) the failure by the Parent Board to take the actions prohibited by the Merger Agreement would constitute a breach of its fiduciary duties under applicable law. In the event the Parent Board, after consultation with its financial advisors and outside legal counsel, determines that an Alternative Proposal constitutes a Superior Proposal, Parent shall inform the Company of such fact and allow the Company time to modify the terms of the Transactions.  If, notwithstanding any such modification, Parent still in good faith deems the Alternative Proposal to constitute a Superior Proposal, Parent may terminate the Merger Agreement and enter into a definitive agreement with respect to such Superior Proposal, provided that Parent delivers written notice to the Company that it intends to take such actions with respect to such Superior Proposal and Parent (or its designee) pays to the Company the termination fee of $3,500,000. Parent shall notify the Company as promptly as practicable upon becoming aware of any proposal or offer that constitutes, or could reasonably be expected to result in or lead to any Alternative Proposal after the date hereof.  “Superior Proposal” means a bona fide written Alternative Proposal made after the Execution Date, that did not result from a breach of the Merger Agreement, that the Parent Board in good faith determines (after consultation with its outside legal counsel and financial advisor(s)) is reasonably likely to be consummated in accordance with its terms and would, if consummated, result in a transaction that is more favorable from a financial point of view to Parent than the Transactions after taking into account all such factors and matters deemed relevant in good faith by the Parent Board.

Tax Treatment

 Each of the Parties to the Merger Agreement intends that, for U.S. federal income tax, and as applicable, state and local tax purposes, (i) the Merger is treated as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended ( the “Code”), and (ii) the Merger Agreement is adopted as a plan of reorganization with respect to such “reorganization” for purposes of Section 354, 361 and 368 of the Code and Treasury Regulations Section 1.368-2(g) and 1.368-3(a) (collectively, the “Intended Tax Treatment”). Each party to the Merger Agreement has agreed to file all tax returns consistent with, the Intended Tax Treatment and to take no position inconsistent with such treatment (whether in connection with any audit, examination or other tax proceeding, on any tax return or otherwise) and to cooperate with each other party to make any filings, statements or reports required to effect, disclose or report the Mergers as qualifying for the Intended Tax Treatment, unless otherwise required by applicable law.

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Voting and Support Agreements

On the Execution Date, Gary Copperud, a director and officer of Parent, entered into a support agreement with Parent and the Company, pursuant to which he agreed to, among other things, vote all of shares of Parent Common Stock beneficially owned by him in favor of the adoption of the Merger Agreement and the approval of the Merger.

Disclaimer

The representations, warranties, covenants and other terms, provisions and conditions that the Parties made to each other in the Merger Agreement are as of specific dates. The assertions embodied therein were made solely for purposes of the Merger Agreement and may be subject to important qualifications and limitations agreed to by the Parties in connection with negotiating their respective terms. Moreover, they may be subject to a contractual standard of materiality that may be different from what may be viewed as material to investors, or may have been used for the purpose of allocating risk between the Parties rather than establishing matters as facts. For the foregoing reasons, no person should rely on such representations, warranties, covenants or other terms, provisions or conditions as statements of factual information at the time they were made or otherwise.

The description of the Merger Agreement and related agreements set forth above is merely a summary of the Merger Agreement and such related agreements and is qualified in its entirety by reference to the text of the Merger Agreement and such related agreements, copies of which are attached as exhibits to this current report.

Additional Information and Where to Find It

As discussed above, BT Brands intends to file the Prospectus and Proxy Statement with the SEC, which Prospectus and Proxy Statement will be delivered to BT Brands’s stockholders once definitive. This document does not contain all the information that should be considered concerning the Merger and the other BT Brands Stockholder Matters and is not intended to form the basis of any investment decision or any other decision in respect of the Merger and the other BT Brands Stockholder Matters. BT BRANDS’ STOCKHOLDERS AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, THE PROSPECTUS AND PROXY STATEMENT AND THE AMENDMENTS THERETO AND OTHER DOCUMENTS FILED IN CONNECTION WITH THE MERGER AND OTHER STOCKHOLDER APPROVAL MATTERS, AS THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT BT BRANDS, AERO, THE MERGER SUB, THE MERGER AND THE OTHER PARENT STOCKHOLDER MATTERS. When available, the Prospectus and Proxy Statement and other relevant materials for the Merger and other BT Brands Stockholder Matters will be mailed to stockholders of BT Brands as of a record date to be established for voting on the Merger and the other BT Brands Stockholder Matters. Stockholders will also be able to obtain copies of the Prospectus and Proxy Statement and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov.

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Participants in the Solicitation

Parent and its respective directors and executive officers may be deemed participants in the solicitation of proxies from the Parent shareholders in connection with the proposed Transactions. The Parent shareholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of Parent in Parent’s most recent proxy statement on Schedule 14A and annual report on Form 10-K, as filed with the SEC. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of the Parent shareholders in connection with the proposed Transactions and the interests of such persons in the proposed Transactions will be set forth in the Proxy Statement/Prospectus when available. You may obtain free copies of these documents as described in the preceding paragraph.

The Company and its respective directors and executive officers may also be deemed to be participants in the solicitation of proxies from the Parent shareholders in connection with the proposed Transactions. A list of the names of such directors and executive officers and information regarding their interests in the proposed Transactions will be included in the Proxy Statement/Prospectus for the proposed Transactions when available.

No Offer or Solicitation

This Current Report on Form 8-K is for informational purposes only and is not intended to and shall not constitute a proxy statement or the solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Merger and is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy or subscribe for any securities or a solicitation of any vote of approval, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

The Merger May Not Occur

The consummation of the Merger is subject to numerous closing conditions described above and could be delayed or may never occur. Accordingly, any shares of Parent Common Stock offered and purchased (including newly issued shares of Parent Common Stock sold through capital raising activities) following the announcement of the Merger but prior to the Closing is an investment in BT Brands. The Merger is subject to the approval of BT Brands’ stockholders, and such approval may never be obtained. The closing conditions set forth in the Merger Agreement, which must be satisfied or waived before the closing of the Merger can occur are summarized in this Form 8-K under the heading “Closing Conditions.” Neither BT Brands nor Aero may satisfy all of these closing conditions and if these closing conditions are not satisfied or waived, the Merger will not occur, or will be delayed pending later satisfaction or waiver, which could have a material adverse effect on Parent’s and Aero’s business, results of operations, cash flows and financial position.

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Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the anticipated timing of the consummation of the proposed transaction. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements can also be identified by words such as “anticipates,” “believes,” “plans,” “expects,” “future,” “intends,” “may,” “will,” “would,” “could,” “should,” “estimates,” “predicts,” “potential,” “continues,” “target,” “outlook” and similar terms and expressions, but the absence of these words does not mean that the statement is not forward-looking. These forward-looking statements include, but are not limited to, statements regarding Aero’s industry and market sizes, future opportunities for Aero, Aero’s estimated future results and the transactions contemplated by the Merger Agreement, including the implied enterprise value, the expected transaction and ownership structure and the likelihood and ability of the parties to successfully consummate the transactions contemplated by the Merger Agreement. Such forward-looking statements are based upon the current beliefs and expectations of Aero’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.  Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, without limitation: (i) the risk that the proposed transaction may not be completed in a timely manner, or at all; (ii) the failure to satisfy the conditions to the consummation of the proposed transaction, including, without limitation, the receipt of shareholder approvals; (iii) unanticipated difficulties or expenditures relating to the proposed transaction; (iv) the effect of the announcement or pendency of the proposed transaction on the plans, business relationships, operating results and operations; (v) potential difficulties retaining employees, suppliers and customers as a result of the announcement and pendency of the proposed transaction; (vi) the response of employees, suppliers and customers to the announcement of the proposed transaction; (vii) risks related to diverting management’s attention from Aero’s ongoing business operations; and (viii) legal proceedings, including those that may be instituted against Aero, its board of directors, its executive officers or others following the announcement of the proposed transaction. Forward-looking statements regarding Aero reflect management of Aero’s good faith beliefs, assumptions and expectations but are not guarantees of future performance or events. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, except as may be required by law.

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Item 7.01 Regulation FD Disclosure

Attached as Exhibit 99.1 hereto is a press release issued by Aero announcing the execution of the Agreement and Plan of Merger.

The information set forth below under this Item 7.01, including the exhibits attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Merger Agreement dated September 2, 2025

10.1	Form of Voting and Support Agreement dated September 2, 2025

99.1	Press Release

99.2	Aero Velocity Inc. Corporate Investor Deck

104	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit)

*

Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BT BRANDS, INC.

Dated: September 3, 2025	By:	/s/ Gary Copperud
Gary Copperud
Chief Executive Officer

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